Exhibit 10.1

September 29, 2011

Biotechnology Value Fund, L.P.

900 North Michigan Avenue, Suite 1100

Chicago, IL 60611

Dear Mr. Lampert:

Ligand Pharmaceuticals Incorporated (the “Company” or “we”) understands that Biotechnology Value Fund, L.P. and its affiliates, including, without limitation, those persons and entities identified on Exhibit A hereto (collectively, “BVF”), desire to increase their beneficial ownership of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to no more than 19.99% of the Company’s total outstanding shares of Common Stock. The Board of Directors of the Company (the “Board”) has requested that in connection with BVF’s increase in its beneficial ownership of the Common Stock, that BVF agree to the restrictions set forth in this letter agreement.

BVF hereby agrees that, at any time and from time to time during any period when BVF Beneficially Owns (as defined below) more than 14.99 % of the then-outstanding shares of Common Stock (any such period the “Applicable Period”), it shall, and shall cause each of its affiliates (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) who Beneficially Own Subject Shares (as defined below) to, at any annual or special meeting of securityholders at which members of the Board are to be elected or in connection with a solicitation of consents through which members of the Board are to be elected, vote such Subject Shares (or give written consents with respect thereto) in such election of directors in favor of the Board’s nominees. At least five business days prior to any meeting of stockholders where the election of directors will occur, BVF shall, and shall cause each of its affiliates who own Voting Securities to deliver a duly executed irrevocable proxy to the Company for the sole purpose of voting any Subject Shares in accordance with this paragraph. Such proxy shall be in a form provided by the Company and shall appoint such officers of the Company as the Board shall designate as BVF’s or such affiliates’ (as the case may be) true and lawful proxies and attorneys-in-fact and shall state that it is irrevocable. Such proxy shall be coupled with an interest. Except as contemplated by this letter agreement, BVF will not grant any proxy, power-of-attorney or other authorization or consent in or with respect of any or all of the Subject Shares, deposit any or all of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Subject Shares or take any other action that would in any way restrict, limit or interfere in any material respect with the performance of BVF’s obligations under this letter agreement. This letter agreement shall not restrict or otherwise limit BVF’s and its affiliates’ ability to vote their respective Subject Shares on any matter other than the election of directors.

For purposes of this letter agreement the following terms shall have the following meanings:

“affiliate” shall have the meaning assigned to it in the Exchange Act.

“Beneficial Ownership” by a Person of any securities means that such Person has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (i) voting power, which means the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which means the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person (irrespective of whether the right to acquire such securities is exercisable’ immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. For purposes of this letter agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its affiliates or any Group of which such Person or any such affiliate is a member.

“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.

“Subject Shares” means the number of Voting Securities Beneficially Owned by BVF and its affiliates in excess of 14.99% of the then-outstanding shares of Common Stock.

“Voting Securities” means at any time shares of any class of capital stock or other securities of the Company which are then entitled to vote generally in the election of directors and not solely upon the occurrence and during the continuation of certain specified events.

Nothing in this letter agreement will limit any actions that may be taken by any person acting in his or her capacity as a director of the Company consistent with his or her fiduciary duties or as otherwise required, after consultation with legal counsel, by applicable law or by the rules and regulations of the SEC, the NASDAQ Stock Market or any other principal national securities exchange on which the Common Stock is then admitted or listed for trading.

Upon the execution of this letter agreement, the Company hereby confirms that the Board has executed, and taken any and all actions necessary to carry out the intent of, the resolutions set forth on Exhibit B hereto. This letter agreement, together with the resolutions of the Board set forth on Exhibit B hereto, does not alter any of the terms and conditions of the 2006 Preferred Shares Rights Agreement dated as of October 13, 2006 by and between the Company and Mellon Investor Services LLC as Rights Agent and does not waive any other rights the Company may have, including, without limitation, those in the General Corporation Law of the State of Delaware or in the Company’s Amended and Restated Certificate of Incorporation.

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Money damages would not be an adequate remedy for any breach of this letter agreement by BVF. Accordingly, the Company shall be entitled to equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement but shall be in addition to all other remedies available at law or equity to the Company. BVF will not raise as a defense or objection to the request or granting of such relief that any breach of this letter agreement is or would be compensable by an award of money damages, and BVF agrees to waive any requirements for the securing or posting of any bond in connection with such remedy.

This letter agreement is for the benefit of the Company and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware or in the courts of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this letter agreement and the transactions contemplated hereby. Each party hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this letter agreement or the transactions contemplated hereby in the courts of the State of Delaware or in the courts of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

This letter agreement contains the entire agreement between the parties regarding its subject matter and supersedes all prior agreements, arrangements, understandings and discussions between the parties regarding such subject matter. No provision in this letter agreement can be waived, modified or amended except by written consent of the parties, which consent shall specifically refer to the provision to be waived, modified or amended and shall explicitly make such waiver, modification or amendment. Neither this agreement nor any of the rights and/or obligations hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment or transfer by any party not in accordance herewith shall be null and void. This agreement is for the benefit of the parties and their respective successors and permitted assigns. No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

This letter agreement may be executed in multiple counterparts, any of which may be delivered via facsimile, PDF, or other forms of electronic delivery, each of which will be deemed an original and all of which, taken together, will constitute one agreement.

Separate Signature Pages Attached.

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Sincerely,

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ Charles Berkman
Name: Charles Berkman
Title: Vice President, General Counsel and Secretary

[Signature Page to Letter Agreement]

Please indicate your agreement and acceptance of this letter agreement by executing this letter agreement in the space provided below and returning it to the Company.

Agreed and accepted as of

the date first written above:

BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert
Name:
Title:

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lampert
Name:
Title:

BVF INVESTMENTS, L.L.C.

By:	/s/ Mark Lampert
Name:
Title:

INVESTMENT 10, L.L.C.

By:	/s/ Mark Lampert
Name:
Title:

[Signature Page to Letter Agreement]

BVP PARTNERS L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President, BVF Inc. General Partner, BVF Partners

BVF INC.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President, BVF Inc.

MARK LAMPERT

/s/ Mark Lampert

[Signature Page to Letter Agreement]

Exhibit A

BVF Affiliates

Person or Entity	Jurisdiction

Biotechnology Value Fund, L.P.	DE

Biotechnology Value Fund II, L.P.	DE

BVF Investments, L.L.C.	DE

Investment 10, L.L.C.	DE

BVF Partners L.P.	DE

BVF Inc.	DE

Mark Lampert	DE

A-1